EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference of our report on Oralabs Holding Corp. dated February 24, 1999 in the Registration Statement on Form S-8, as included in the Oralabs Holding Corp.'s Form 10-KSB/A for the year ended December 31, 1998, and to all references to our firm included in such Registration Statement.


                                        /s/  Ehrhardt Keefe Steiner & Hottman PC
                                        ----------------------------------------
                                         EHRHARDT KEEFE STEINER & HOTTMAN PC



February 7, 2000
Denver, Colorado